                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant              [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement                       [  ]  Confidential, for Use of the Commission

                                                              Only (as permitted by Rule 14a-6(e)(2))
[x ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Rule 14a-12

                                 FRIEDMAN'S INC.
                               -------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [x] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

(1)  Title of each class of securities to which transaction applies:
                                                                    --------------------------------------
(2)  Aggregate number of securities to which transaction applies:
                                                                 -----------------------------------------
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
     (set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
                                                     -----------------------------------------------------
(5)  Total fee paid:
                    --------------------------------------------------------------------------------------
      [ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     -----------------------------------------------------------------------------------------------------
(1)  Amount previously paid:
                            ------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:
                                                  --------------------------------------------------------
(3)  Filing Party:
                  ----------------------------------------------------------------------------------------
(4)  Date Filed:
                ------------------------------------------------------------------------------------------

                                FRIEDMAN'S LOGO

                              4 WEST STATE STREET
                            SAVANNAH, GEORGIA 31401

                                                                January 22, 2003

Dear Stockholder:

     On behalf of the Board of Directors and management of Friedman's Inc., I cordially invite you to attend the 2003 Annual Meeting of Stockholders, which will be held at Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia on Tuesday, February 25, 2003, at 9:00 a.m. local time.

     We look forward to your attendance at the annual meeting so that you can learn more about your company and become better acquainted with members of the Board of Directors and the management team. The sole item of business that is being presented at the annual meeting for a vote by the holders of Class A Common Stock is the election of three directors of the company, as explained in the accompanying Proxy Statement.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking the enclosed proxy card or by voting electronically using the Internet or by telephone. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

     If you have any questions about the Proxy Statement or the accompanying 2002 Annual Report, please contact Mr. Victor M. Suglia at (510) 874-7603.

                                          Sincerely,

                                          /s/ Bradley J. Stinn

                                          Bradley J. Stinn
                                          Chief Executive Officer

                                FRIEDMAN'S INC.
                              4 WEST STATE STREET
                            SAVANNAH, GEORGIA 31401

                 NOTICE TO THE HOLDERS OF CLASS A COMMON STOCK
                     OF THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 25, 2003

     Notice is hereby given to the holders of the Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), of Friedman's Inc. (the "Company") that the 2003 Annual Meeting of Stockholders of the Company (the "Annual Meeting") will be held at Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia on Tuesday, February 25, 2003, at 9:00 a.m. local time, for the following purposes:

          (i) To elect three directors to serve until the 2004 Annual Meeting of Stockholders; and

          (ii) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Information relating to the Annual Meeting and the election of directors is set forth in the attached Proxy Statement.

     Only those stockholders of record at the close of business on January 6, 2003, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof; however, the Company's stock transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for a period of ten days prior to the Annual Meeting during ordinary business hours at the offices of the Company in Savannah, Georgia. You may vote your shares by completing the enclosed proxy card or you may vote electronically via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth in the attached Proxy Statement.

     Submitting you proxy does not affect your right to vote in person if you attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote, sign, date and return the enclosed proxy card promptly in the enclosed prepaid envelope, vote via the Internet or by phone, each of which will spare the Company the expense of further proxy solicitations. You may revoke your proxy at any time before its exercise by (i) delivering written notice to the Company's Secretary, Victor M. Suglia, at the address above, (ii) submitting a later dated proxy card, or (iii) appearing at the Annual Meeting to vote in person; provided, however, that no such revocation under clause (i) or
(ii) shall be effective until written notice of revocation is received by the Secretary at or before the Annual Meeting.

     When you submit your proxy, you authorize Bradley J. Stinn or Victor M. Suglia, or either one of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions, and to vote on any adjournments of the Annual Meeting.

                                          By Order of the Board of Directors.

                                          /s/ Victor M. Suglia

                                          Victor M. Suglia
                                          Secretary

January 22, 2003

                                FRIEDMAN'S INC.
                             ---------------------

                                PROXY STATEMENT
                      FOR HOLDERS OF CLASS A COMMON STOCK
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 25, 2003
                             ---------------------
     This Proxy Statement is furnished to holders of the Class A common stock, $.01 par value per share ("Class A Common Stock"), of Friedman's Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of Class A Common Stock for use at the 2003 Annual Meeting of Stockholders. The Annual Meeting will be held at Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia on Tuesday, February 25, 2003, at 9:00 a.m., local time (the "Annual Meeting").

     With respect to the holders of Class A Common Stock, the Annual Meeting will be held for the following purposes: (i) to elect three directors to serve until the 2004 Annual Meeting of Stockholders and (ii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The approximate date on which this Proxy Statement and the accompanying Proxy are first being sent or given to stockholders of the Company is January 22, 2003.

STOCKHOLDERS ENTITLED TO VOTE

     Only stockholders of record of the Company at the close of business on January 6, 2003 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 17,423,706 shares of the Class A Common Stock issued and outstanding held by 62 stockholders of record. In addition, there were 1,196,283 shares of the Company's Class B common stock, $.01 par value per share ("Class B Common Stock"), issued and outstanding held by one stockholder of record. Notwithstanding the passing of the Record Date specified above, the Company's stock transfer books will not be closed and shares may be transferred after the Record Date. However, all votes must be cast in the names of stockholders of record on the Record Date.

     The Certificate of Incorporation of the Company (the "Certificate") provides that holders of Class A Common Stock have the right, as a class, to elect a minimum of 25% of the members of the Company's Board of Directors (rounding up the number of directors to be elected by Class A Common Stockholders if 25% of the Board Directors is not equal to a whole number). The Board of Directors has the right to determine the precise number of directors, if any, to be elected by the Class A Common Stockholders in excess of 25%. The Company's current Board of Directors has been set at six members, and, pursuant to the Certificate, the holders of Class A Common Stock are entitled to elect at least two directors. The Board of Directors has determined, however, that holders of Class A Common Stock will elect three directors at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock also are entitled to one vote for each share held.

QUORUM AND VOTING REQUIREMENTS

     In accordance with Delaware law (under which the Company is organized) and the Company's Bylaws, the presence of a majority of the issued and outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, is required to establish a quorum. For the purpose of determining the presence of a quorum, abstentions and votes withheld from any nominee will be considered to be "votes entitled to be cast" and therefore will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will not be considered to be "votes entitled to be cast" and will not be counted as present for quorum purposes. Broker non-votes are votes that brokers holding shares of record for their customers are not permitted to cast under applicable stock exchange rules because the brokers have not received specific instructions from their customers as to certain proposals and as to which the brokers advised the Company that they lack voting authority.

     The election of three directors by the holders of Class A Common Stock will require the affirmative vote of a majority of the shares of Class A Common Stock represented and entitled to vote in the election at the Annual Meeting, provided a quorum is present. With respect to the election of directors, stockholders may
(1) vote "for" each of the nominees, (2) "withhold" authority to vote for each of such nominees, or (3) withhold authority to vote for one or more nominees but vote for the other nominee(s). Because the directors are elected by the holders of a majority of the shares represented and entitled to vote, withholding authority to vote with respect to one or all nominees or an abstention from voting will have the effect of a vote "against" such nominee or nominees. Broker non-votes will not be considered "votes entitled to be cast" and will have no effect on the outcome of the election of directors.

PROXIES

     If a stockholder is unable to attend the Annual Meeting in person or is able to attend but does not wish to vote in person, he or she may submit their proxy voting instructions via the Internet or by telephone by 5:00 p.m. Eastern Standard Time on February 24, 2003, or by completing the enclosed proxy in time for receipt no later than the close of business on February 24, 2003. Stockholders may submit their proxy voting instructions via the Internet by accessing the web site identified on the enclosed proxy and following the instructions on the web site. Stockholders who choose to submit their proxy voting instructions by telephone should call the telephone number identified on the enclosed proxy and follow the prompts. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If a stockholder's shares are held in the name of a bank or broker, the availability of Internet or telephone voting will depend on the voting processes of the applicable bank or broker. It is therefore recommended that stockholders follow the voting instructions on the form received from their banks or brokers. Stockholders who choose not to vote via the Internet or by telephone should specify their choices with regard to each proposal on the enclosed proxy card.

     When a proxy is timely delivered via the Internet, by telephone or by the enclosed proxy, and not subsequently revoked as described below, it will be voted at the Annual Meeting in accordance with the instructions given. If no specific instructions are given, however, the shares represented will be voted "FOR" the election of the three director nominees named in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment as further described in the next paragraph.

     The Board of Directors is not aware of any business to be presented and voted upon by the stockholders at the Annual Meeting other than that which is set forth in this Proxy Statement. As permitted by Rule 14a-4(c) of the of the Securities and Exchange Commission (the "SEC"), the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals presented by stockholders for consideration at the Annual Meeting that were submitted to the Company after December 19, 2002. Such persons named as proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director if a director nominee is unable to serve for good cause or will not serve, and on matters incident to the conduct of the Annual Meeting.

     The giving of a proxy does not affect a stockholder's right to vote in person should he or she attend the Annual Meeting. Any stockholder who has given a proxy has the power to revoke it at any time before it is voted by (1) giving written notice of revocation to Victor M. Suglia, the Secretary of the Company, at 4 West State Street, Savannah, Georgia 31401, (2) executing and delivering to the Secretary a proxy card bearing a later date, or (3) voting in person at the Annual Meeting; provided, however, that no such revocation under clause (1) or
(2) shall be effective until written notice of revocation is received by the Secretary at or before the Annual Meeting. If a stockholder is not attending the Annual Meeting, any proxy or notice should be returned to the Company in time for receipt no later than the close of business on the day preceding the Annual Meeting.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than three individuals, with the exact number of directors determined by resolution of the Board of Directors. Pursuant to Article III of the Company's Bylaws, the Board of Directors has set the number of directors of the Company at six and has nominated the following individuals for election to the Board of Directors by the holders of Class A Common Stock and Class B Common Stock, respectively

CLASS A COMMON STOCK NOMINEES                                 DIRECTOR SINCE
-----------------------------                                 --------------
Robert W. Cruickshank.......................................       1993
David B. Parshall...........................................       1993
Mark C. Pickup..............................................       1993

CLASS B COMMON STOCK NOMINEES
-----------------------------
Bradley J. Stinn............................................       1993
Sterling B. Brinkley........................................       1993
John E. Cay III.............................................       1997

     Each of the directors will be elected to hold office until the 2004 Annual Meeting of Stockholders or until his earlier death, resignation or removal.

     Holders of Class A Common Stock are entitled to vote only on the Class A Common Stock nominees, and holders of Class B Common Stock are entitled to vote only on the Class B Common Stock nominees. The persons designated as proxies on the enclosed proxy card intend to vote the shares represented thereby in favor of the election of the Class A Common Stock nominees whose names appear above, unless either authority to vote for one or all of the nominees is withheld or such proxy has previously been revoked. The Company believes that the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve, the Board of Directors, in its discretion, may designate a substitute nominee or nominees (in which case it is anticipated that the persons designated as proxies will vote for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until the Board of Directors locates a suitable candidate or candidates, or reduce the authorized number of directors. The Company anticipates that management stockholders of the Company will vote for the election of the nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE CLASS A COMMON STOCK NOMINEES AS DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS.

CERTAIN INFORMATION CONCERNING NOMINEES

     The following table sets forth certain information regarding the nominees for directors to be elected by the holders of the Class A Common Stock and Class B Common Stock. For additional information concerning the nominees, see "Meetings of the Board of Directors and Committees," "Stock Ownership" and "Certain Transactions" below.

                         CLASS A COMMON STOCK NOMINEES

NAME                    AGE                       BUSINESS EXPERIENCE
----                    ---                       -------------------
Robert W.               57    Mr. Cruickshank was elected a director of the Company in
  Cruickshank.........        August 1993. Since 1981, Mr. Cruickshank has been a
                              consultant providing private clients with financial advice.
                              Mr. Cruickshank is currently a director and chairman of the audit committee of Calgon Carbon Corp. and a director and
                              chairman of the audit committee of Hurco Inc.

NAME                    AGE                       BUSINESS EXPERIENCE
----                    ---                       -------------------
David B. Parshall.....  55    Mr. Parshall was elected a director of the Company in
                              December 1993. Since April 1992, Mr. Parshall has been a
                              Managing Director of Private Equity Investors, Inc., a
                              company that purchases portfolios of private equities. Mr.
                              Parshall also serves as a director of Dolphin Management
                              Inc., an investment management firm with which he has been affiliated since October 1992. From 1976 to 1990, Mr.
                              Parshall was successively an Associate, Vice President,
                              Senior Vice President and Managing Director of Lehman
                              Brothers, and from August 1990 to March 1992, Mr. Parshall served as a Managing Director of the Blackstone Group, L.P., both investment banks. Mr. Parshall also serves as a
                              director of Telenetics Corporation.
Mark C. Pickup........  52    Mr. Pickup was elected a director of the Company in August
                              1993. Mr. Pickup served as Vice Chairman of Crescent
                              Jewelers ("Crescent Jewelers"), a retail jewelry chain that is an affiliate of the Company, from December 1994 until
                              February 1995 and served as President and Chief Executive
                              Officer of Crescent Jewelers from August 1993 to December
                              1994. From October 1992 until August 1993, Mr. Pickup served as the Senior Vice President and Chief Financial Officer for
                              Crescent Jewelers. Mr. Pickup is also a director of EZCORP
                              Inc., a chain of pawn shop stores and an affiliate of the
                              Company. Previously, for more than five years, Mr. Pickup
                              held various positions with Ernst & Young LLP, leaving in
                              October 1992, at which time he was a Partner in its San
                              Francisco, California office.

                         CLASS B COMMON STOCK NOMINEES

NAME                          AGE                       BUSINESS EXPERIENCE
----                          ---                       -------------------
Bradley J. Stinn............  43    Mr. Stinn has served as the Chief Executive Officer of the
                                    Company since September 1992, with the exception of the
                                    period between December 1997 to September 1998. He has
                                    served as Chairman of the Executive Committee of the Board of Directors since July 1998. He also served as Chairman of the Board of Directors from February 1996 until June 1998.
                                    Since June 1995, he has served as the Chairman of the Board of Directors and Chief Executive Officer of Crescent
                                    Jewelers.
Sterling B. Brinkley........  50    Mr. Brinkley has served as Chairman of the Board of
                                    Directors of the Company since July 1998. From February 1996 until June 1998, he served as Chairman of the Executive
                                    Committee of the Board of Directors of the Company. Prior to
                                    that time, Mr. Brinkley served as the Chairman of the Board of Directors from August 1993 until January 1996. He also
                                    serves as a consultant to Morgan Schiff & Co., Inc. ("Morgan
                                    Schiff"), an affiliate of the Company. Mr. Brinkley serves as a director of Crescent Jewelers and as Chairman of the
                                    Board of Directors of EZCORP Inc. Mr. Brinkley also serves as the chairman of the boards of directors of other private companies that are affiliates of Morgan Schiff.
John E. Cay III.............  57    Mr. Cay was elected a director of the Company in February
                                    1997. Mr. Cay has been Chairman and Chief Executive Officer of Palmer & Cay, Inc., an insurance brokerage and employee benefit consulting company, since 1998. He served as
                                    President of Palmer & Cay from 1971 to 1997. Palmer & Cay
                                    provides insurance brokerage and employee benefit consulting services to the Company and to Crescent Jewelers. Mr. Cay
                                    also serves as a director of National Service Industries.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     Board of Directors. Under the Delaware General Corporation Law and the Bylaws of the Company, the property, affairs and business of the Company are under the general management of its Board of Directors. The Board of Directors conducts its business through meetings of both the full Board of Directors and committees of the Board of Directors. The Board of Directors has appointed standing Audit, Compensation, Compliance and Executive Committees of the Board of Directors.

     Audit Committee. The members of the Audit Committee are Mark C. Pickup (Chairman), Robert W. Cruickshank and David B. Parshall. The Audit Committee recommends to the Board of Directors who the Board should appoint as the independent auditors of the Company's financial statements. This independent audit includes an inspection of the Company's books and accounts. The Audit Committee reviews with the independent auditors the scope of their audit and their audit report, including any questions and/or recommendations that may arise in the audit and report or concerning the Company's internal accounting procedures. The Audit Committee also reviews with management and the independent auditors the Company's financial statements as prepared and filed with the appropriate regulatory agencies. The Audit Committee held four meetings during the 2002 fiscal year.

     Compensation Committee. The members of the Compensation Committee are Robert W. Cruickshank (Chairman), Mark C. Pickup and David B. Parshall. The Compensation Committee reviews and determines whether to approve the compensation of executive officers. Also, the Compensation Committee establishes targets and incentive awards under the Company's incentive compensation plans. The Compensation Committee held one meeting during the 2002 fiscal year.

     Compliance Committee. The members of the Compliance Committee are David B. Parshall (Chairman), John E. Cay III and Sterling B. Brinkley. The Compliance Committee oversees the Company's policies and procedures to ensure that the Company is in compliance with all applicable governmental regulations and regulatory procedures. The Compliance Committee's work includes overseeing the training and review of employees. The Compliance Committee held one meeting during the 2002 fiscal year.

     Executive Committee. The members of the Executive Committee are Bradley J. Stinn (Chairman), Sterling B. Brinkley and Mark C. Pickup. To the extent permitted by law, the Executive Committee exercises the authority of the Board of Directors to manage the Company between meetings of the Board of Directors. The Executive Committee held six meetings during the 2002 fiscal year.

     The Board of Directors, acting as a whole, nominates those persons whom it recommends that the stockholders elect as directors of the Company. The Board of Directors also considers Class A Common Stock nominees submitted by holders of Class A Common Stock and will do so for the 2004 Annual Meeting if nominees are submitted to the Company on or before September 24, 2003. See "Stockholder Proposals for 2004 Annual Meeting of Stockholders."

     The Board of Directors held six meetings during the 2002 fiscal year. Each director, during the period he was a director, attended at least 75% of the meetings of the Board of Directors, and each member of a committee, during the period he was a committee member, attended at least 75% of the meetings of each committee on which he served.

COMPENSATION OF DIRECTORS

     Fiscal 2002. Directors who were not current employees of the Company received an annual director's fee of $20,000, and Committee Chairmen who were not current employees of the Company received an additional annual fee of $5,000. Pursuant to the Company's 1999 Long-Term Incentive Plan, as amended, directors are able to receive up to 100% of their annual director's fees in shares of Class A Common Stock. In fiscal 2002, one director, Mr. David Parshall, received medical insurance benefits under the Company's insurance plans at no cost to Mr. Parshall. In addition, in fiscal 2002 the Company agreed to make a payment of $30,000 to the Chairman of the Audit Committee, Mr. Mark Pickup, in recognition of the time spent by the Chairman of the Audit Committee in connection with the Company's August 2002 credit facility refinancing and investment in Crescent Jewelers. The Company also reimburses directors for travel and other out-of-pocket expenses incurred in connection with their service as directors. Directors who are employees of the Company are not paid extra compensation for their service on the Board of Directors or any committee.

     Fiscal 2003. The Company will pay directors who are not current employees of the Company an annual fee of $29,000 in fiscal 2003. Committee Chairmen, other than the Chairman of the Audit Committee, will receive an additional annual fee of $5,000. The Chairman of the Audit Committee will receive an additional annual amount of $15,000. The Company will continue to reimburse directors for travel and other out-of-pocket expenses incurred in connection with their service as directors, but will no longer provide to any director medical insurance benefits under the Company's insurance plans at no cost. Directors will be eligible to purchase medical benefits from the Company for an amount equal to the Company's cost of providing those benefits to the director. Pursuant to the Company's 1999 Long-Term Incentive Plan, as amended, directors may continue to receive up to 100% of their annual director's fees in shares of Class A Common Stock. Directors who are employees of the Company will not be paid extra compensation for their service on the Board of Directors or any committee. The Board of Directors intends to review and possibly adjust the compensation of directors on an annual basis.

     Additional Compensation. In addition to annual director's fees, under the Friedman's Inc. Amended and Restated Stock Option Plan for Outside Directors (the "Director Plan"), each director who is not an employee of the Company receives a grant of options to purchase 5,000 shares of Class A Common Stock upon his initial election to the Board of Directors, and each such director receives subsequent annual grants of options to purchase 5,000 shares of Class A Common Stock. The annual grants are made on the day following each annual meeting of stockholders. The option price for each option granted under the Director Plan is the "Fair Market Value," as defined in the Director Plan, of the shares of Class A Common Stock subject to the option on the date the option is granted. An option is exercisable six months after it is granted and remains exercisable for five years from the date of grant. The Company has reserved 100,000 shares of Class A Common Stock for issuance under the Director Plan, and, as of September 28, 2002, there were 42,600 outstanding options to purchase shares under the Director Plan.

EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information regarding the executive officers of the Company, other than Messrs. Stinn and Brinkley, who are discussed above. For information concerning the executive officers' ownership of capital stock, see "Stock Ownership."

NAME                    AGE                       BUSINESS EXPERIENCE
----                    ---                       -------------------
Douglas Anderson......  52    Douglas Anderson has served as President and Chief Operating
                              Officer of the Company since September 2001. Prior to
                              joining the Company, Mr. Anderson was President and Chief
                              Executive Officer of Thorn America, Inc. ("Thorn") for two
                              years. Mr. Anderson also held various other executive
                              positions for Thorn from 1990 to 1996, including Chief
                              Executive Officer of Thorn Europe. Prior to joining Thorn,
                              Mr. Anderson was an executive with Brookstone Company for
                              nine years, serving as Chief Executive Officer for four of those years. Mr. Anderson currently serves as a director of
                              RTO Enterprises Inc.
Victor M. Suglia......  47    Victor M. Suglia, has served as Senior Vice President and
                              Chief Financial Officer of the Company since June 1997, and
                              Treasurer and Secretary of the Company since November 1997.
                              Since September 1999, Mr. Suglia has also served as the
                              Chief Financial Officer of Crescent Jewelers. Prior to
                              joining the Company, Mr. Suglia was Vice President and
                              Corporate Controller for Saks Holdings, Inc., the holding
                              company of Saks Fifth Avenue, from 1991 to 1997.

EXECUTIVE COMPENSATION

     Summary Compensation Information. The following table presents certain summary information concerning compensation for the fiscal years 2002, 2001 and 2000 earned by (i) the Chief Executive Officer of the Company; and (ii) each of the other four most highly compensated executive officers of the Company whose total salary and bonus for the fiscal year ended September 28, 2002, exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                   ANNUAL COMPENSATION           COMPENSATION AWARDS
                                            ----------------------------------   -------------------
                                                                  OTHER ANNUAL       SECURITIES
NAME AND PRINCIPAL POSITION          YEAR    SALARY     BONUS     COMPENSATION   UNDERLYING OPTIONS
---------------------------          ----   --------   --------   ------------   ------------------
Bradley J. Stinn...................  2002   $550,000   $352,000     $124,396(1)        100,000
  Chief Executive Officer and        2001    440,356         --      129,806(1)        109,000
  Chairman of the Executive          2000    400,000    200,000      149,304(1)             --
  Committee of the Board of
  Directors
Sterling B. Brinkley...............  2002   $425,000   $272,000     $ 64,751(2)         50,000
  Chairman of the Board of
  Directors                          2001    319,231         --     $ 68,464(2)         59,000
                                     2000    300,000    100,000       87,553(2)             --
Douglas Anderson(3)................  2002   $375,000   $166,667(4)   $ 17,156(5)             0
  President and Chief Operating      2001     14,423         --           --           150,000
  Officer
Victor M. Suglia...................  2002   $215,000   $137,000     $ 42,117(6)         20,000
  Senior Vice President, Chief       2001    210,994         --           --            55,000
  Financial Officer, Secretary and   2000    190,000     50,000           --                --
  Treasurer

---------------

(1) Composed of: (i) a housing allowance of $42,000 in each of fiscal 2002, 2001, and 2000; (ii) an automobile allowance of $17,919, $17,400, and $17,550 in fiscal 2002, 2001, and 2000, respectively; (iii) annual interest forgiveness on an incentive loan of $20,850, $37,350, and $46,800 in fiscal 2002, 2001, and 2000, respectively; (iv) an annual reimbursement for the payment of taxes on the interest forgiveness of $18,453, $33,056, and $42,954 in fiscal 2002, 2001, and 2000, respectively; (v) principal forgiveness on an incentive stock purchase loan of $12,500 in fiscal 2002; and (vi) interest forgiveness on a stock purchase loan of $12,674 in fiscal 2002. See "-- Employment Arrangements" and "Certain Transactions."

(2) Composed of: (i) annual interest forgiveness on an incentive loan of $20,850, $37,350, and $46,800 in fiscal 2002, 2001, and 2000, respectively;
    (ii) an annual reimbursement for the payment of taxes on the interest forgiveness of $17,369, $31,114, and $40,753 in fiscal 2002, 2001, and 2000, respectively; (iii) an automobile allowance of $1,358 in fiscal 2002; (iv) principal forgiveness on an incentive stock purchase loan of $12,500 in fiscal 2002; and (v) interest forgiveness on a stock purchase loan of $12,674 in fiscal 2002. See "-- Employment Arrangements" and "Certain Transactions."

(3) Mr. Anderson's employment began on September 4, 2001.

(4) Consists in part of principal forgiveness on an incentive loan of $66,667. See "Certain Transactions."

(5) Composed of (i) reimbursement for moving expenses of $9,082; and (ii) reimbursement of income taxes related to moving expense of $8,074. See "Certain Transactions."

(6) Composed of (i) reimbursement for moving expenses of $16,086; (ii) reimbursement of income taxes related to moving expenses of $10,927; (iii) principal forgiveness on an incentive stock purchase loan of $7,500 and (iv) annual interest forgiveness on a stock purchase loan of $7,604.

                         FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                        OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                    FISCAL YEAR-END(1)            FISCAL YEAR-END(2)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Bradley J. Stinn(3)...........................    393,600        165,400        $30,520        $45,780
Sterling B. Brinkley..........................    153,600         85,400        $16,520        $24,780
Douglas Anderson..............................     60,000         90,000             --             --
Victor M. Suglia..............................     47,000         53,000        $15,400        $23,100

---------------

(1) No stock options were exercised by any of the Named Executive Officers during fiscal 2002.

(2) Represents the fair market value of a share of Class A Common Stock as of September 28, 2002, of $7.45, less the option exercise price, multiplied by the total number of exercisable or unexercisable options.

(3) All of the unexercisable options to purchase shares of Class A Common Stock held by Mr. Stinn become immediately exercisable in the event that the Company terminates his employment for any reason.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                        --------------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                         NUMBER OF                                                         AT ASSUMED ANNUAL RATES
                         SECURITIES         PERCENT OF                                   OF STOCK PRICE APPRECIATION
                         UNDERLYING       TOTAL OPTIONS       EXERCISE OR                      FOR OPTION TERM
                        OPTIONS/SARS   GRANTED TO EMPLOYEES   BASE PRICE    EXPIRATION   ---------------------------
NAME                     GRANTED(#)       IN FISCAL YEAR        ($/SH)         DATE         5%($)         10%($)
----                    ------------   --------------------   -----------   ----------   -----------   -------------
Bradley J. Stinn......    100,000             23.28%             $7.62       11/6/11      $479,218      $1,214,432
Sterling B.
  Brinkley............     50,000             11.64%             $7.62       11/6/11       239,609         607,216
Victor M. Suglia......     20,000              4.66%             $7.62       11/6/11        95,884         242,886

  EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about the Company's Class A Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans as of September 28, 2002, including the Friedman's Inc. Amended and Restated Stock Option Plan for Outside Directors, the Friedman's Inc. 1994 Stock Option Plan, the Friedman's Inc. 1995 Stock Option Plan, the Friedman's Inc. 1996 Stock Option Plan, the Friedman's Inc. 1997 Stock Option Plan and the Friedman's Inc. 1999 Long-Term Incentive Plan. The table does not reflect the effect of the proposed amendment to the Friedman's Inc. 1999 Long-Term Incentive Plan, which is subject to the approval of the holder of the Class B Common Stock, and as such is not yet in effect.

                                                                                       NUMBER OF SECURITIES
                                     NUMBER OF SECURITIES                             REMAINING AVAILABLE FOR
                                      TO BE ISSUED UPON       WEIGHTED AVERAGE     FUTURE ISSUANCE UNDER EQUITY
                                         EXERCISE OF         EXERCISE PRICE OF          COMPENSATION PLANS
                                     OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,       (EXCLUDING SECURITIES
PLAN CATEGORY                        WARRANTS AND RIGHTS    WARRANTS AND RIGHTS       REFLECTED IN COLUMN(A))
-------------                        --------------------   --------------------   -----------------------------
Equity Compensation Plans Approved
  by Stockholders..................       1,629,378                $9.99                      42,600
Equity Compensation Plans Not
  Approved by Stockholders.........              --                   --                          --
     TOTAL.........................       1,629,378                $9.99                      42,600

  EMPLOYMENT ARRANGEMENTS

     As further incentive to enhance the value of the Company for the benefit of its stockholders, in October 1994, when the Class A Common Stock price was $16.38, the Company adopted an incentive plan that provided each of Mr. Brinkley and Mr. Stinn a loan in the amount of $1.5 million, the repayment of which is forgiven upon the attainment of specific targets for the market price of the Company's Class A Common Stock ranging from $22.50 to $32.50. The plan was structured such that if the Company is able to achieve nearly 100% appreciation in its stock price within a designated period, the entire amount of all advances to Messrs. Brinkley and Stinn will be forgiven and related tax consequences will be paid by the Company. The loans are due and payable in ten years and carry an interest rate equal to the minimum rate allowable under the Internal Revenue Code of 1986, as amended. The incentive features of the loans provide that: (i) as long as Mr. Brinkley or Mr. Stinn are employed by the Company on the date on which interest is due on the loans, the interest will be forgiven; (ii) a percentage of the outstanding principal of the loans will be forgiven upon the attainment of certain targets for the market price of the Company's Class A Common Stock; and (iii) the Company will pay any taxes due as the result of the forgiveness of interest and principal. In addition, in the event of the death or disability of Mr. Brinkley or Mr. Stinn, or a Change in Control of the Company (as defined in the loan agreements), the remaining principal amount and any unpaid and unforgiven interest accrued on the loans will be forgiven. The first stock price target ($22.50 per share) was attained in July 1995, the second stock price target ($25.00 per share) was attained in April 1996 and the third stock price target ($27.50 per share) was attained in May 1996. To date, 50% of the principal amount of the loans has been forgiven. The remaining principal amount will be forgiven through 2003 if the Company's stock price reaches targets ranging from $32.50 to $60.00. The Company incurred a charge of $2.1 million in the quarter ended June 30, 1996 related to the attainment of the $25.00 and $27.50 price targets.

     In January 1999, the Company entered into an Indemnification Agreement with Mr. Stinn pursuant to which the Company agreed to assume and pay certain indemnification obligations of Crescent Jewelers to Mr. Stinn should Crescent Jewelers fail to promptly pay such obligations. The only indemnification obligations the Company agreed to assume under the agreement are those which (i) constitute indemnifiable claims under Crescent Jewelers' Articles of Incorporation or Bylaws, and (ii) arise out of or relate to a transaction between the Company and Crescent Jewelers for any liability incurred in a proceeding.

     In August 2002, the Company entered into indemnity agreements with Mr. Stinn and Mr. Suglia. Pursuant to these agreements, the Company agreed to indemnify each of Mr. Stinn and Mr. Suglia for any liability, including reasonable expenses, incurred in connection with any proceeding to which either one of them is a party by reason of the fact that he is or was an officer or director of the Company. Under these agreements, however, the Company will not indemnify Mr. Stinn or Mr. Suglia for (i) any breach of their duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liabilities relating to Section 174 of the Delaware General Corporation Law; or
(iv) for a transaction in which they derived an improper personal benefit. Under these agreements, before final disposition of a proceeding, the Company shall advance funds for reasonable payment of expenses, subject to Mr. Stinn or Mr. Suglia's written undertaking to repay any funds advanced, if it is ultimately determined that they are not entitled to indemnification.

  LONG-TERM INCENTIVE PLAN

     The Company currently maintains the Friedman's Inc. 1999 Long-Term Incentive Plan, as amended (the "LTIP"), which the holders of Class B Common Stock approved at the 1999 Annual Meeting. The Company had no options available to be granted pursuant to the LTIP as of September 28, 2002. The Company has reserved 1,000,000 shares of the authorized but unissued shares of its Class A Common Stock for issuance upon the grant or exercise of awards pursuant to the LTIP. The Board of Directors has approved an amendment to the LTIP to increase the number of shares reserved under the plan from 1,000,000 to 3,000,000. The amendment will be presented to the Class B common stockholders at the Annual Meeting for their approval.

 REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                                   DIRECTORS

INTRODUCTION

     The Compensation Committee of the Board of Directors is responsible for developing the Company's executive compensation policies and advising the Board of Directors with respect to such policies. The members of the Compensation Committee are Robert W. Cruickshank, who serves as Chairman of the Compensation Committee, David B. Parshall and Mark C. Pickup.

  COMPENSATION POLICIES

     The objectives of the Company's executive compensation program are to:

     -- Encourage the achievement of the Company's goals by providing compensation that relates directly to the performance of the individual and the achievement of strategic objectives.

     -- Establish compensation policies and guidelines that will attract and retain qualified personnel through a total compensation opportunity that is competitive within the Company's industry.

     -- Promote a direct relationship between compensation and the Company's performance by facilitating executive officer stock ownership through long-term incentive compensation, specifically stock based compensation.

COMPENSATION PRACTICES

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive bonus compensation and long-term incentive compensation in the form of stock options and restricted stock, as well as various other benefits that are generally available to all employees of the Company.

BASE SALARY

     The base salaries for the Company's executive officers vary depending on the responsibilities of the officers. An executive officer's base salary may not necessarily be competitive with those of executive officers of other companies in the Company's industry. The Company believes, however, that its emphasis on incentive bonus compensation, as described below, better serves the Company's interests, and such incentive bonus compensation may enable an executive officer's total compensation to exceed the total compensation that the Company's competitors pay to their executives.

ANNUAL CASH INCENTIVE COMPENSATION

     In order to best serve the Company's and its stockholders' interests, the Company makes extensive use of cash bonuses as a component of management compensation. The Company awards these bonuses based on the Company's operating performance and the individual executive officer's contribution to that performance. The Company's financial performance goals are set at the beginning of each fiscal year. At the end of each fiscal year, cash bonuses are recommended in the judgment of the Compensation Committee based on the achievement of financial targets and the individual performance of the executive officer. The Compensation Committee believes that this program provides a direct financial incentive that motivates the Company's executive officers to achieve the Company's performance goals and to work toward the Company's overall success.

     In fiscal 2002, performance measures for incentive compensation payments were based on specific criteria associated with each executive officer's performance within his area of responsibility and the achievement of certain financial performance targets based on the Company's fiscal 2002 financial plan. At a meeting on November 14, 2002, the Compensation Committee approved the payment of annual executive officer bonuses for the 2002 fiscal year as follows:
Mr. Stinn -- $352,000, Mr. Brinkley -- $272,000, Mr. Anderson -- $100,000, Mr.
Suglia -- $137,000.

     For fiscal 2003, the Compensation Committee has determined that the performance measures for incentive compensation payments will be based on specific performance criteria associated with each executive officer's area of responsibility and the achievement of a range of annual financial performance targets. The financial performance targets are based on the Company's fiscal 2003 financial plan. The Compensation Committee has also reserved the discretion to award bonuses if it determines that an executive officer's individual performance justifies such an award.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentives are designed to link management compensation with the long-term interests of the Company's stockholders. Although the LTIP provides for several types of long-term incentive based compensation, the Company has historically granted only stock options as long-term incentives. Stock options generally have a vesting period of three years. Individual stock option awards are based on level of responsibility, the Company's stock ownership objectives for management and the Company's performance relative to certain financial performance objectives. The Company's long-term performance ultimately determines the level of compensation resulting from stock options, since stock option value is entirely dependent on the long-term growth of the price of the Company's Class A Common Stock.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The base salary of the current Chief Executive Officer of the Company, Bradley J. Stinn, was $550,000 for fiscal 2002. Mr. Stinn was paid a bonus of $352,000 for fiscal 2002.

POLICY WITH RESPECT TO DEDUCTIBILITY OF COMPENSATION EXPENSE

     It is the responsibility of the Compensation Committee to ensure that the Company receives the maximum tax benefit from its compensation expenses. In addition, the LTIP is designed to comply with the Internal Revenue Service requirements for deductibility of performance-based compensation.

CONCLUSION

     The Company's compensation program is designed to link compensation closely with the Company's performance and the creation of stockholder value. The Compensation Committee believes that the program has been, and will continue to be, successful in supporting the Company's financial, growth and other business objectives.

                                          COMPENSATION COMMITTEE

                                          Robert W. Cruickshank -- Chairman
                                          David B. Parshall
                                          Mark C. Pickup

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Committee are Mark C. Pickup, who serves as Chairman of the Audit Committee, Robert W. Cruickshank and David B. Parshall. The Audit Committee recommends to the Board of Directors, subject to ratification by the holders of a majority of the outstanding shares of Class B Common Stock, the selection of the Company's independent accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principals, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K of the year ended September 28, 2002, filed with the Securities and the Exchange Commission.

                                          AUDIT COMMITTEE

                                          Mark C. Pickup -- Chairman
                                          Robert W. Cruickshank
                                          David B. Parshall

                              CERTAIN TRANSACTIONS

     MS Jewelers Limited Partnership. All of the Company's Class B Common Stock is owned by MS Jewelers Limited Partnership (the "Partnership"), which was formed by an investor group led by the investment banking firm Morgan Schiff and its principals in order to purchase the Company's predecessor. The Company is controlled by Mr. Phillip Ean Cohen through his sole ownership of MS Jewelers Corporation ("MS Jewelers"), the general partner of the Partnership. As a result of his control of those entities, Mr. Cohen controls all decisions with respect to major corporate transactions affecting the Company. Mr. Cohen also controls Morgan Schiff, for which Mr. Brinkley serves as a consultant, and Crescent Jewelers, of which Mr. Brinkley serves as a director, Mr. Stinn serves as Chairman and Chief Executive Officer, and Mr. Suglia serves as Chief Financial Officer.

     Mr. Brinkley has served in the uncompensated position of Chairman of the Board of MS Jewelers since May 1990. Mr. Stinn has served as an uncompensated director of MS Jewelers since May 1990.

     Effective August 9, 1993, the Partnership established the MS Jewelers Limited Partnership 1993 Incentive Plan (the "Partnership Incentive Plan"). The Partnership Incentive Plan provided for the granting of options to purchase up to six units of limited partnership interest (a "Unit" or "Units") at option prices determined by the Board of Directors of MS Jewelers. Each Unit represents a partnership capital percentage equal to approximately .84%, which represents an indirect interest in 41,955 shares of Class B Common Stock on a fully diluted basis, assuming the exercise of all outstanding options. Effective August 9, 1993, Bradley J.

Stinn was granted an option to purchase five Units under the Partnership Incentive Plan. The exercise price of these options was $100,000 per Unit, which equates to $2.38 per share of Class B Common Stock. See "Stock Ownership."

     Stock Purchase Loans to Directors and Executive Officers. On November 5, 1998, the Company's Board of Directors authorized the Company to make incentive stock purchase loans to the directors and certain executive officers of the Company. Pursuant to the terms of the loan agreements, the directors and executive officers were required to use the proceeds from the loans to purchase shares of the Company's Class A Common Stock, thereby more closely linking the personal interests of the directors and executive officers to those of the Company's stockholders. On November 23, 1998, loans in the following amounts were made to the following directors and executive officers: Sterling B. Brinkley ($250,000); John E. Cay III ($50,000); Robert W. Cruickshank ($50,000); David B. Parshall ($50,000); Mark C. Pickup ($50,000); Bradley J. Stinn ($250,000) and Victor M. Suglia ($150,000). The principal balance of all such loans will be due on November 23, 2003, and interest, which accrues at 5.0% annual simple interest, is payable annually. Effective November 23, 2001, the Board of Directors approved the forgiveness of the annual interest payment and 5% of the principal balance of each loan. The current principal balance of each loan is: Sterling B. Brinkley ($237,500); John E. Cay ($47,500); Robert W. Cruickshank ($47,500); David B. Parshall ($47,500); Mark C. Pickup ($47,500); Bradley J. Stinn ($237,500); and Victor M. Suglia ($142,500). Effective January 15, 2003, the board of directors approved the forgiveness of the annual interest payment on these loans due on November 23, 2002, and interest thereon. This action by the board of directors did not modify any term of the loans or any remaining obligations thereunder.

     Real Estate Bridge Loan to Chief Financial Officer. On July 22, 2002, the Company, pursuant to authorization from the Board of Directors, made a real estate bridge loan in the amount of $300,000 to the Company's Chief Financial Officer, Victor Suglia. Pursuant to the terms of the promissory note, the Chief Financial Officer agreed to use the entire principal amount of the real estate bridge loan to purchase a primary residence for himself in or near the San Francisco/Oakland Bay Area, California. The principal balance of the loan was due in full upon the closing of the sale of the Chief Financial Officer's residence located in Savannah, Georgia, or if sooner, 120 days following the earlier of his death or termination of his employment with the Company. Interest accrued in simple terms at the prime rate of interest, or approximately 4.75%, and was payable annually. The principal amount of the loan, including all accrued interest, was repaid on January 3, 2003.

     Incentive Loan to President and Chief Operating Officer. On September 4, 2001, the Company, pursuant to authorization from the Board of Directors, made an incentive loan in the amount of $200,000 to the Company's President and Chief Operating Officer, Douglas Anderson. The loan agreement provides that upon each of the first, second and third anniversaries of the President and Chief Operating Officer's employment with the Company, if the President and Chief Operating Officer is actively employed with the Company, $66,667 of the principal balance of the loan will be forgiven. On September 4, 2002, $66,667 of the principal balance of the loan was forgiven. Unless forgiven under the terms of the loan, the principal balance of the loan will otherwise be due in full on August 30, 2004. Interest accrues in simple terms at the prime rate of interest and is payable quarterly.

     Morgan Schiff. In December 1994, the Company entered into a Financial Advisory Services Agreement (the "Services Agreement") with Morgan Schiff under which Morgan Schiff agreed to provide the Company with certain financial advisory services with respect to capital structure, business strategy and operations, budgeting and financial controls, and mergers, acquisitions and other similar transactions for an annual fee of $400,000. The Financial Advisory Services Agreement has a term of one year with an automatic renewal unless either party terminates by written notice 30 days prior to the end of the then current term.

     In fiscal 2002, the Company incurred management fees, transaction fees and related expenses to Morgan Schiff under the Financial Advisory Services Agreement in the total amount of $2.4 million, consisting of the annual fee, additional fees associated with financial advisory services provided to the Company in connection with its February 2002 sale of Class A Common Stock, its August 2002 credit facility refinancing and an investment in Crescent Jewelers, and reimbursement of expenses associated with all of the services provided under the Services Agreement.

     Crescent. Crescent operates 163 stores in seven western states. The Company and Crescent are affiliated through common controlling ownership and executive management. Crescent is controlled by Mr. Cohen through his sole ownership of CJ Morgan Corp., the special purpose general partner of CJ Limited Partnership, which owns substantially all of the capital stock of Crescent. (Through CJ Morgan Corp. and CJ Limited Partnership, Mr. Cohen owns approximately 13.9% of Crescent). In addition, Bradley J. Stinn serves as Chief Executive Officer and Victor M. Suglia serves as Chief Financial Officer of both the Company and Crescent. Mr. Stinn and Mr. Suglia are separately compensated by Crescent Jewelers for their services to that company.

     Effective April 1, 2000, the Company signed a licensing agreement granting Crescent the right to use certain trademarks owned by the Company. The Company received $30,000 from Crescent during fiscal 2002 as license fees under this agreement. Effective May 1, 2000, the Company signed an agreement with Crescent to provide Crescent with merchandising, inventory management and replenishment systems, accounting and systems support and certain other back office processing services. Also effective May 1, 2000, the Company signed an agreement with Crescent to provide Crescent with integration services resulting from the installation of new information technology systems at Crescent. During fiscal 2002, the Company received $0.8 million from Crescent pursuant to these agreements.

     In connection with the refinancing of the Company's credit facility in August 2002, Friedman's restructured its financial support of Crescent Jewelers by terminating its guarantee of Crescent's previous $112.5 million senior secured revolving credit facility and making a direct investment in Crescent of $85.0 million. The investment consists of $50.0 million of Series A Preferred Stock and $35.0 million of a Senior Subordinated Note. Based in part on the Company's financial support of $85.0 million, on August 28, 2002, Crescent Jewelers replaced its previous $112.5 million senior secured revolving credit facility with a $50.0 million secured credit facility. The Company still holds a warrant to purchase 7,942,904 shares of Crescent's non-voting Class A Common Stock, or approximately 50% of the capital stock of Crescent Jewelers on a fully diluted basis, for an exercise price of $500,000 that was received in consideration of the guarantee of Crescent's previous credit facility.

     The Series A Preferred Stock carries a floating rate dividend equal to the all-in cost of funds under the Company's credit facility, plus a pre-tax amount approximating a proportionate share of the 2% guarantee fee payable by Crescent under the Company's guarantee of Crescent's previous credit facility, less the tax benefit the Company receives from the dividends received deduction. This calculation currently yields an approximate initial dividend rate of 6.26%. Cumulative dividends on the Series A Preferred Stock are payable semi-annually on January 15th and July 15th. The Company can request that the preferred stock be redeemed by Crescent Jewelers at any time after August 28, 2007. The preferred stock carries no voting rights, but does have a preference in liquidation or upon a change of control.

     The Senior Subordinated Note carries a floating interest rate equal to the all-in cost of funds under the Company's credit facility, plus an amount approximating a proportionate share of the 2% guarantee fee payable by Crescent under the Company's guarantee of Crescent's previous credit facility. This calculation currently yields an initial interest rate of approximately 7.61%. Interest on the note is payable semi-annually on January 15th and July 15th. The note is due August 28, 2007. All amounts due under the note are subordinate to Crescent's senior credit facility.

                                STOCK OWNERSHIP

     Based solely upon information furnished to the Company, the following table sets forth certain information with respect to the beneficial ownership of Class A and Class B Common Stock as of December 31, 2002 by (i) each person who is known by the Company to beneficially own more than five percent of either the Class A Common Stock or the Class B Common Stock, (ii) each nominee for director of the Company, (iii) each of the Named Executive Officers (as defined under "Election of Directors -- Executive Compensation" above) and (iv) all officers and directors as a group.

                                  SHARES OF CLASS A           SHARES OF CLASS B
                                    COMMON STOCK                COMMON STOCK             PERCENTAGE OF
NAME AND ADDRESS              -------------------------   -------------------------   CLASS A AND CLASS B
OF BENEFICIAL OWNER            NUMBER     PERCENTAGE(1)    NUMBER     PERCENTAGE(1)     COMMON STOCK(1)
-------------------           ---------   -------------   ---------   -------------   -------------------
MS Jewelers Limited
  Partnership(2)............         --         --        1,196,283        100%               6.2%
MS Jewelers Corporation
  Phillip Ean Cohen
  350 Park Avenue
  New York, New York 10022
Wasatch Advisors, Inc.(3)...  1,915,357       11.0%              --         --               10.3%
  150 Social Hall Avenue
  Salt Lake City, Utah 84111
FMR Corp.(4)................  1,343,700        7.7%              --         --                7.2%
  Edward C. Johnson III
  82 Devonshire Street
  Boston, Massachusetts
  02109
Becker Capital Management,
  Inc.(5)...................  1,181,590        6.8%              --         --                6.3%
  1211 SW Fifth Avenue,
  Suite 2185
  Portland, Oregon 97204
Dimensional Fund Advisors
  Inc.(6)...................  1,031,800        5.9%              --         --                5.5%
  1299 Ocean Avenue, 11th
  Floor
  Santa Monica, CA 90401
FJI(7)......................    858,988        4.9%              --         --                4.6%
Friedman's Jewelers, Inc.
Friedman's Jewelers, Inc.,
  Anniston
Friedman's Jewelers, Inc.,
  Greenville
Friedman's Jewelers, Inc.,
  Marietta
Friedman's Jewelers, Inc.,
  Oglethorpe
Stanley Jewelers, Inc.
  P.O. Box 9925
  Savannah, Georgia 31412
Merrill Lynch & Co.,
  Inc.(8)...................    672,400        3.9%              --         --                3.6%
on behalf of Merrill Lynch
Asset Management Group
  World Financial Center,
  North Tower
  250 Vesey Street
  New York, NY 10381
Bradley J. Stinn(9)(10).....    658,520        3.7%         209,774       17.5%               4.7%
Sterling B. Brinkley(11)....    495,794        2.8%              --         --                2.7%
Robert W. Cruickshank(12)...     27,354        0.2%              --         --                0.1%
David B. Parshall(13).......     16,250        0.1%              --         --                0.1%

                                  SHARES OF CLASS A           SHARES OF CLASS B
                                    COMMON STOCK                COMMON STOCK             PERCENTAGE OF
NAME AND ADDRESS              -------------------------   -------------------------   CLASS A AND CLASS B
OF BENEFICIAL OWNER            NUMBER     PERCENTAGE(1)    NUMBER     PERCENTAGE(1)     COMMON STOCK(1)
-------------------           ---------   -------------   ---------   -------------   -------------------
Mark C. Pickup(14)..........     22,101        0.1%              --         --                0.1%
John E. Cay III(15).........     70,107        0.4%              --         --                0.4%
Douglas Anderson(16)........     68,391        0.4%              --         --                0.4%
Victor M. Suglia(17)........     93,450        0.5%              --         --                0.5%
All executive officers and
  directors as a group (8
  persons)(18)..............  1,451,967        8.0%         209,774       17.5%              8.54%

---------------

  --  Less than 1%.

 (1) Except as indicated in the footnotes set forth below, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them. The numbers of shares shown include shares that are not currently outstanding but which certain stockholders are entitled to acquire or will be entitled to acquire within 60 days from December 31, 2002, upon the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the particular stockholder and by the group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (2) MS Jewelers is the general partner of the Partnership and has the sole right to vote the shares of Class B Common Stock and to direct their disposition. Mr. Cohen is the sole stockholder of MS Jewelers. See "Certain Transactions."

 (3) Based on a Schedule 13G/A filed with the SEC on May 10, 2002.

 (4) Based on a Schedule 13G filed with the SEC on February 13, 2001. Of the shares reported, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,343,700 shares. Edward C. Johnson III and FMR Corp., through its control of Fidelity, each have sole power to dispose of the 1,343,700 shares. Neither has the sole power to vote or direct the voting of the shares.

 (5) Based on a Schedule 13G/A filed with the SEC on February 7, 2002.

 (6) Based on a Schedule 13G/A filed with the SEC on February 12, 2001.

 (7) Based on a Schedule 13G/A filed with the SEC on February 14, 2002. FJI and its related companies are the Company's predecessor and have no current affiliation with the Company.

 (8) Based on a Schedule 13G filed with the SEC on February 4, 2000.

 (9) Shares of Class B Common Stock owned by Mr. Stinn are owned indirectly through his ownership of options to purchase limited partnership interests in the Partnership. He has no right to vote or to direct the disposition of these shares. See "Certain Transactions."

(10) Includes 5,100 shares of Class A Common Stock held by or on behalf of Mr. Stinn's children, 765 shares of Class A Common Stock held by Mr. Stinn's wife and options to purchase 466,300 shares of Class A Common Stock that are exercisable on or prior to February 1, 2003.

(11) Includes options to purchase 191,300 shares of Class A Common Stock that exercisable on or prior to February 1, 2003.

(12) Includes options to purchase 10,155 shares of Class A Common Stock that are exercisable on or prior to February 1, 2003.

(13) Includes 200 shares of Class A Common Stock held in trust for Mr. Parshall's children and options to purchase 10,155 shares of Class A Common Stock that are exercisable on or prior to February 1, 2003.

(14) Includes options to purchase 10,155 shares of Class A Common Stock that are exercisable on or prior to February 1, 2003.

(15) Includes options to purchase 10,155 shares of Class A Common Stock that are exercisable on or prior to February 1, 2003 and 17,500 shares of Class A Common Stock held by Palmer & Cay, Inc.

(16) Includes options to purchase 60,000 shares of Class A Common Stock that are exercisable on or prior to February 1, 2003.

(17) Includes options to purchase 71,500 shares of Class A Common Stock that are exercisable on or prior to February 1, 2003.

(18) Includes 209,774 shares of Class B Common Stock held by Mr. Stinn indirectly through ownership of options to purchase limited partnership interests in the Partnership, and options to purchase 831,700 shares of Class A Common Stock that are exercisable on or prior to February 1, 2003.

                         STOCKHOLDER RETURN COMPARISON

     The Company's Class A Common Stock began trading on the Nasdaq National Market on October 14, 1993 in connection with the Company's initial public offering. The price information reflected for the Class A Common Stock in the following performance graph represents the closing sale price of the Class A Common Stock for the period from October 1, 1997 through September 28, 2002. The performance graph compares the cumulative stockholder returns on the Class A Common Stock with the Nasdaq Stock Market Index (U.S. Companies) and a Peer Index (as described below) over the same period (assuming the investment of $100 in the Company's Class A Common Stock, the Nasdaq Stock Market (U.S. Companies) and the Peer Index on September 30, 1997, and reinvestment of all dividends).

           COMPARISON OF CUMULATIVE TOTAL RETURNS -- FRIEDMAN'S INC.

                                  [LINE GRAPH]

                          YEAR-END CUMULATIVE RETURNS

                                                       1998     1999     2000    2001    2002
                                                      ------   ------   ------   -----   -----
FRIEDMAN'S INC......................................   32.00    52.22    30.24   42.09   44.77
THE NASDAQ STOCK MARKET.............................  104.37   166.76   227.04   90.12   72.65
PEER INDEX..........................................   88.45    99.80    77.75   65.91   74.50

     Total return calculations for the Nasdaq Stock Market Index (U.S. Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of the stocks of those companies included in the Nasdaq Retail Trade Stock Index. Specific information regarding the companies comprising the Peer Index will be provided to any stockholder upon request to Victor M. Suglia, the Secretary of the Company.

                             STOCKHOLDER PROPOSALS
                    FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

     Under Rule 14a-8 of Securities and Exchange Commission's Proxy Rules, proposals that stockholders intend to present at, and have included in the proxy materials relating to, the 2004 Annual Meeting must be submitted to the Company in writing no later than September 24, 2003, which is 120 days prior to the anniversary date of this Proxy Statement. Such stockholder proposal must comply with applicable laws and regulations in order to be considered for inclusion in the Company's proxy materials. If a stockholder wishes to raise a proposal at the 2004 Annual Meeting, but does not intend to have such proposal included in the proxy materials relating to the 2004 Annual Meeting, the stockholder must deliver written notice of such proposal to the Company by December 8, 2003. Any proposals submitted after this date will be considered untimely, and the proxies granted in connection with the 2004 Annual Meeting will have discretionary authority to vote on that proposal.

     All director nominations and other proposals relating to the 2004 Annual Meeting should be submitted by certified mail, return receipt requested, to Friedman's Inc., 4 West State Street, Savannah, Georgia, 31401, Attention:
Victor M. Suglia, Secretary.

                                 OTHER MATTERS

MATTERS TO BE BROUGHT BEFORE THE CLASS B COMMON STOCKHOLDERS

     The following matters will be brought before the holders of the Company's Class B Common Stock for their approval at the Annual Meeting:

          (1) An amendment to the LTIP to increase the shares reserved for issuance under the plan from 1,000,000 to 3,000,000;

          (2) An amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 25,000,000 to 40,000,000; and

          (3) Ratification of the appointment of Ernst & Young LLP to serve as the Company's independent accountants for fiscal 2003.

     The Company is not soliciting proxies from the holders of the Class B Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who beneficially own more than ten percent of the Company's Class A Common Stock, to file reports of ownership and changes in ownership of such securities with both the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and beneficial owners of more than ten percent of the Class A Common Stock are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during fiscal 2002, all persons subject to the reporting requirements with regard to the Class A Common Stock complied with all applicable filing requirements.

AUDIT FEES

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's financial statements for the fiscal year ended September 28, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $237,535.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Ernst & Young LLP for professional services rendered to the Company during the fiscal year ended September 28, 2002 in connection with operating, or supervising the operation of, the Company's financial information systems, managing the Company's local area network or designing and implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements.

ALL OTHER FEES

     The aggregate fees billed by Ernst & Young LLP for professional service rendered during the fiscal year ended September 28, 2002, other than as stated above under the captions "Audit Fees" and "Financial Information Systems Design Implementation Fees" were $298,162.

AUDIT COMMITTEE REVIEW

     The Company's Audit Committee has reviewed the services rendered and the fees billed by Ernst & Young LLP during the fiscal year ended September 28, 2002. The Audit Committee has determined that the services rendered and the fees billed that were not directly related to the audit of the Company's financial statements are compatible with maintaining the independence of Ernst & Young LLP as the Company's independent accountants.

REAPPOINTMENT OF AUDITORS

     The Company's Audit Committee has recommended Ernst & Young LLP to conduct the annual independent audit of the Company's financial statements for the fiscal year ending September 27, 2003. Ernst & Young LLP has no financial interest, direct or indirect, in the Company and does not have any connection with the Company, except in its professional capacity as an independent auditor. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions.

ADDITIONAL INFORMATION

     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. Stockholders voting electronically via the Internet or by telephone should understand, however, that there may be costs associated with electronic access, such as usage charges from Internet service providers or telephone companies. In addition to solicitation of stockholders of record by mail, telephone or personal contact, the Company will make arrangements with brokerage houses, custodians and fiduciaries to furnish proxy materials to the beneficial owners of Class A Common Stock held in their names, and the Company will reimburse them for their reasonable expenses for doing so. The Company has also engaged a proxy solicitation firm and it is estimated that the fees for their services will not exceed $10,000.

     Stockholder Proposals. The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the 2003 Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the 2003 Annual Meeting or any adjournment thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

     Availability of Annual Report to Stockholders and Form 10-K. Accompanying this Proxy Statement is a copy of the Company's Annual Report to Stockholders which includes the Company's audited financial statements for the fiscal year ended September 28, 2002. In addition, stockholders who would like a copy of the Company's Annual Report to Stockholders or the Annual Report on Form 10-K may view and print a copy from the Company's website at www.friedmans.com. Requests for printed copies of either the Annual Report to Stockholders or the Form 10-K should be directed to: Friedman's Inc., 4 West State Street, Savannah, Georgia 31401, Attention: Victor M. Suglia, Secretary. Such materials will not form any part of the materials for the solicitation of proxies.

PROXY

                                FRIEDMAN'S INC.
                               Savannah, Georgia
                      2003 Annual Meeting of Stockholders
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF FRIEDMAN'S INC. AND MAY BE
               REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.


     The undersigned stockholder of Friedman's Inc. (the "Company"), Savannah, Georgia, hereby constitutes and appoints Bradley J. Stinn and Victor M. Suglia, or either one of them, each with full power of substitution, to vote the number of shares of Class A Common Stock which the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Stockholders to be held at the Hyatt Regency Savannah, located at 2 West Bay Street, Savannah, Georgia, on Tuesday, February 25, 2003, at 9:00 A.M., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposal (the "Proposal") described in the Notice to the Holders of Class A Common Stock of the Annual Meeting of Stockholders and Proxy Statement, both dated January 22, 2003, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or will not serve and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof.

           The Board of Directors recommends a vote FOR the Proposal.

     Election of Directors. On the Proposal to elect the following directors to serve until the 2004 Annual Meeting of Stockholders of the Company and until their successors are elected and qualified:

          Nominees:  Mark C. Pickup, Robert W. Cruickshank and David B. Parshall

                [ ] For                  [ ] Withhold Authority

     To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:


                     --------------------------------------

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted "For" the Proposal and with discretionary authority on all other matters that may properly come before the Annual Meeting or any adjournments thereof.

                    Shares Held:
                                -----------------------------------------

                    -----------------------------------------------------
                             Signature of Stockholder

                    -----------------------------------------------------
                             Signature of Stockholder (If held Jointly)

                    Dated:                          , 2003
                           -------------------------
                             Month      Day

                    Please sign, exactly as your name appears on your stock certificate, and date this Proxy. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.